PRICING SUPPLEMENT NO. 53                                       Rule 424(b)(3)
DATED: July 24, 2000                                        File No. 333-31980
(To Prospectus dated March 17, 2000,
and Prospectus Supplement dated March 17, 2000)

                                 $9,027,683,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $11,000,000 Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date:          Fixed Rate Notes [  ]    Certificated Notes [  ]
7/26/2000

Maturity Date: 7/26/2001      CUSIP#: 073928RB1

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Rate                 Interest Reset Date(s):  *

[  ]  Treasury Rate                      Interest Reset Period:  Quarterly

[  ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate: 6.73375%          Interest Payment Period: Quarterly

Index Maturity:  Three Months

Spread (plus or minus): +0.02%

* On the 26th of each January, April, July and October prior to the Maturity
Date.

** On the 26th of each January, April, July and October and the Maturity Date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.